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                                                                   Exhibit 10.17

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER SUCH ACT AND SUCH LAWS OR UNLESS SUCH OFFER OR SALE ARE EXEMPT FROM REGISTRATION THEREUNDER.


                         NON-NEGOTIABLE PROMISSORY NOTE

$990,000.00                                                        April 7, 1999


     FOR VALUE RECEIVED, TREX Company, LLC, a Delaware limited liability company (the "Maker"), promises to pay to Andrew U. Ferrari (the "Payee") at 20 South Cameron Street, Winchester, VA 22601, or at such other place as the Payee may designate in writing, the amount of nine hundred ninety thousand dollars and no cents ($990,000.00).

     This Note shall not bear interest unless not paid in full when due. If this Note is not paid in full when due, the unpaid amount of this Note shall bear interest at a rate of 10% per annum.

     This Note shall be payable in full on April 15, 1999.

     The Maker may prepay the unpaid amount of this Note in whole or in part at any time and from time to time without notice, premium or penalty.

     All payments hereunder shall be made in lawful money of the United States of America.

     This is the Note referred to in the Contribution and Exchange Agreement dated as of March 19, 1999 by and among the Maker, the Payee and the other parties named therein.

     This Note is unsecured.

     The Maker hereby waives demand, presentment, protest, and notice of demand, presentment, protest and nonpayment.

     If this Note is not paid when due, the Maker promises to pay all reasonable costs of collection, including reasonable attorneys' fees, incurred by the Payee in connection with the enforcement of this Note, whether or not suit is filed.

     Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     This Note may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought expressly referencing this Note and such party's intent that such waiver, change, modification or discharge be effected.

     This Note shall be interpreted in accordance with the laws of the Commonwealth of Virginia, but not including the choice of law rules thereof.

     This Note is not negotiable.

                                      MAKER:
                                      -----

                                      TREX COMPANY, LLC



                                      By: /s/ Robert G. Matheny
                                         ----------------------
                                      Name: Robert G. Matheny
                                      Title:   President